FOR IMMEDIATE RELEASE
August 3, 2006

For further information contact:
Craig L. Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510

                             KEARNY FINANCIAL CORP.
                  REPORTS FOURTH QUARTER 2006 OPERATING RESULTS

Fairfield,  New Jersey,  August 3, 2006 - Kearny  Financial  Corp.  (NASDAQ GSM:
KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank (the "Bank"), today reported net income for the quarter ended June 30, 2006 of $1.9 million. This represents a decrease of $574,000, or 23.9%, compared to net income of $2.4 million for the linked quarter ended March 31, 2006 and a decrease of $6.2 million, 76.5%, compared to net income for the quarter ended June 30, 2005 of $8.1 million. Net income for the year ended June 30, 2006 was $9.6 million, a decrease of $9.3 million, or 49.2%, from $18.9 million for the year ended June 30, 2005.

The Company completed its initial public offering during the quarter ended March 31, 2005. A total of 21,821,250 shares, representing 30% of the outstanding common stock, were sold to eligible subscribers, including 1,745,700 shares issued to the Kearny Federal Savings Bank Employee Stock Ownership Plan. The remaining 70% of the Company continues to be held by Kearny MHC, the mutual holding company parent of the Company. Net proceeds of the offering were $214.6 million. Shares of the Company began trading on the Nasdaq National Market under the symbol "KRNY" on February 24, 2005.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 26 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean counties, New Jersey. At June 30, 2006, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.01 billion, $1.44 billion and $490.9 million, respectively.

The following is a financial overview of the results for the quarter ended June 30, 2006:

Net Interest Income
-------------------

Net interest income for the quarter ended June 30, 2006 was $12.7 million, virtually unchanged compared to the quarter ended March 31, 2006 and a decrease of $558,000, or 4.2%, compared to net interest income of $13.2 million for the quarter ended June 30, 2005. The Bank's net interest margin for the quarter ended June 30, 2006 was 2.75%. This compares to 2.68% for the quarter ended March 31, 2006 and 2.72% for the quarter ended June 30, 2005. The effect of a restructuring of the securities portfolio in late February 2006 was significant enough to relieve pressure on the Bank's net interest margin.

Interest income increased $445,000, or 2.0%, to $22.9 million for the quarter ended June 30, 2006 compared to $22.5 million for the linked quarter while interest expense increased $452,000, or 4.6%, to $10.2 million for the quarter ended June 30, 2006 from $9.8 million for the linked quarter. Interest income increased $1.3 million, or 6.0%, to $22.9 million for the quarter ended June 30, 2006 compared to $21.6 million for the quarter ended June 30, 2005. However, interest expense increased $1.8 million, or

21.4%, to $10.2 million for the quarter ended June 30, 2006 compared to $8.4 million for the quarter ended June 30, 2005. Interest income from loans increased $456,000 for the quarter ended June 30, 2006 compared to the quarter ended March 31, 2006, and $1.9 million compared to the quarter ended June 30, 2005. For the comparative periods, all other interest-earning asset categories recorded net decreases of $11,000 and $620,000, respectively.

Reinvestment of funds made available by the restructuring of the securities portfolio into loans and cash equivalents, helped to offset an increase in the cost of funds such that there was no change in net interest income and the Bank's net interest rate spread remained unchanged at 2.12% between linked quarters. The decrease in net interest income compared to the quarter ended June 30, 2005 resulted from rising short-term interest rates, which increased the Bank's cost of funds while the flat Treasury yield curve made it difficult to improve the Bank's return on interest-earning assets. Compounding the problem, interest-bearing liabilities re-priced at a rate faster than interest-earning assets during the last twelve months, resulting in the Bank's net interest rate spread slipping from 2.25% for the quarter ended June 30, 2005 to 2.12% for the quarter ended June 30, 2006.

Non-interest Income
-------------------

Non-interest income attributed to fees, service charges and miscellaneous income decreased $6,000, or 1.0%, to $586,000 for the quarter ended June 30, 2006, compared to $592,000 for the quarter ended March 31, 2006. For the quarter ended June 30, 2005, non-interest income attributed to fees, service charges and miscellaneous income was $473,000. The decrease in non-interest income between linked quarters was due primarily to lower loan fees partially offset by higher service fee income from the Bank's retail branch network. Year-over-year, the increase resulted primarily from income realized from additional bank owned life insurance purchased between July and December 2005.

There was no gain on sale of securities during the quarter ended June 30, 2006. There were gains of $937,000 and $7.6 million recorded in the quarters ended March 31, 2006 and June 30, 2005, respectively.

Non-interest Expense
--------------------

Non-interest expense decreased $308,000, or 2.7%, to $11.1 million for the quarter ended June 30, 2006, from $11.4 million for the quarter ended March 31, 2006. Non-interest expense increased $1.6 million, or 16.8%, from $9.5 million for the quarter ended June 30, 2005 to $11.1 million for the quarter ended June 30, 2006.

The decrease in non-interest expense between the quarters ended June 30, 2006 and March 31, 2006 resulted primarily from lower salaries and employee benefits, net occupancy expense of premises, equipment expense and miscellaneous expenses, partially offset by higher advertising expense and nominally higher directors' compensation. The increase in non-interest expense compared to the quarter ended June 30, 2005 resulted primarily from higher salaries and employee benefits, equipment expense, advertising expense and directors' compensation, partially offset by lower net occupancy expense of premises.

Salaries and employee benefits decreased $168,000 between linked quarters, resulting primarily from lower compensation expense and payroll taxes expense attributed to employee turnover. A $75,000 decrease in net occupancy expense of premises resulted primarily from lower repairs and maintenance expense and lower utilities expense, due to higher winter-related costs during the linked quarter. Lower data processing service bureau expense represented most of a $57,000 reduction in equipment expense, resulting from several special projects completed during the previous quarter. Miscellaneous expenses decreased $80,000, with nominally lower expenses spread across a number of categories. Advertising expense increased $49,000 due to an extensive advertising campaign during the quarter designed to attract loans and deposits.

Salaries and employee benefit plans and directors' compensation increased $1.2 million and $440,000, respectively, in the quarter ended June 30, 2006 compared to the quarter ended June 30, 2005. Expenses attributed to stock benefit plans approved at the Company's annual meeting in October 2005 represented most of the increases, including $933,000 recorded as a component of salaries and employee benefit plans and $390,000 in directors' compensation.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred costs and the allowance for loan losses, increased $40.9 million, or 6.2%, to $703.6 million at June 30, 2006 from $662.7 million at March 31, 2006. The Bank continued to focus on building its loan portfolio without sacrificing asset quality. One-to-four family mortgage loans, particularly first mortgages and home equity loans, registered most of the increase. There was also an increase in nonresidential mortgages. Other loan categories, including multi-family mortgages, home equity lines of credit and commercial loans remained virtually unchanged between linked quarters while there was a nominal decrease in construction loans.

The provision for loan losses decreased $279,000 during the quarter ended June 30, 2006, as compared to the linked quarter, due to improved asset quality. Total loans increased to $708.0 million at June 30, 2006 from $667.4 million at March 31, 2006. Non-performing loans were $942,000, or 0.13%, of total loans at June 30, 2006 as compared to $1.4 million, or 0.21%, of total loans at March 31, 2006. The allowance for loan losses as a percentage of total loans outstanding was 0.77% at June 30, 2006 and 0.85% at March 31, 2006, reflecting allowance balances of $5.5 million and $5.6 million, respectively.

Securities
----------

Mortgage-backed securities held to maturity decreased by $19.4 million, or 2.7%, to $690.0 million at June 30, 2006, from $709.4 million at March 31, 2006, due to principal repayments. Management utilized cash flows from monthly principal and interest payments to fund loan originations and deposit outflows during the quarter.

The carrying value of securities available for sale remained virtually unchanged at $18.3 million at both June 30, 2006 and March 31, 2006. Investment securities held to maturity decreased $1.8 million, or 0.9%, to $209.0 million at June 30, 2006, from $210.8 million at March 31, 2006. The decrease resulted from principal repayments. Management utilized cash flows from monthly principal and interest payments to fund loan originations and deposit outflows during the quarter. During the quarter ended March 31, 2006, the Bank sold its entire portfolio of government agency notes and remaining shares of Freddie Mac common stock, recording a net gain on sale of $937,000 and generating $250.0 million for reinvestment at current short-term interest rates and funding of future loan originations.

Deposits
--------

Deposits decreased $15.1 million, or 1.0%, to $1.44 billion at June 30, 2006, from $1.46 billion at March 31, 2006. An extremely competitive market for deposits made it difficult to attract new deposits and forced management to adopt a defensive strategy to stabilize the rate of attrition. Several deposit products designed to build core deposits, including Star Banking and a high-rate tiered money market account, enjoyed successful debuts. However, the threat of loss of certificates of deposit to competitors necessitated the introduction of promotional interest rates to counteract special promotions offered by other financial institutions in our market area. As a result, management successfully reversed the outflow of deposits but interest expense attributed to deposits increased $614,000 during the quarter ended June 30, 2006 compared to the quarter ended March 31, 2006. Deposits decreased $24.7 million during the quarter ended March 31, 2006, with the decrease coming primarily in certificates of deposit.

FHLB Advances
-------------

Federal Home Loan Bank advances decreased $149,000, or 0.2%, to $61.1 million at June 30, 2006, from $61.3 million at March 31, 2006 due to scheduled principal payments on amortizing advances.

Capital Management
------------------

During the quarter ended June 30, 2006, stockholders' equity decreased $12.1 million, or 2.4%, to $490.9 million from $503.0 million at March 31, 2006. The decrease was primarily the result of the purchase of stock to fund the restricted stock plan and common stock dividends declared for payment in the subsequent quarter also contributed to the decrease. The Company purchased approximately 1.1 million shares at a cost of $14.9 million during the quarter. Partially offsetting the decrease in stockholders' equity was net income recorded during the quarter, the release of unearned ESOP shares and unearned incentive plan shares and transactions resulting from the stock option plan approved at the Company's annual meeting held in October 2005.

The Company's ratio of tangible equity to tangible assets was 21.19% at June 30, 2006. The Tier 1 capital ratio was 52.83%, far in excess of the 6.00% level required by the Office of Thrift Supervision to be classified "well-capitalized" under regulatory guidelines.

Statements contained in this news release, that are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

                                                                              June 30,             March 31,
                                                                                 2006                 2006
                                                                                 ----                 ----
Balance Sheet Data:
Assets                                                                   $        2,007,525    $      2,034,193
Loans receivable, net                                                               703,613             662,733
Mortgage-backed securities held to maturity                                         689,962             709,388
Securities available for sale                                                        18,346              18,279
Investment securities held to maturity                                              209,048             210,818
Cash and cash equivalents                                                           230,279             278,361
Goodwill                                                                             82,263              82,263
Deposits                                                                          1,443,738           1,458,835
Federal Home Loan Bank advances                                                      61,105              61,254
Total stockholders' equity                                                          490,886             502,998

                                                                                          For the Three Months Ended
                                                                            --------------------------------------------------------
                                                                               June 30,             March 31,           June 30,
                                                                                 2006                 2006                2005
                                                                                 ----                 ----                ----
Summary of Operations:
Interest income                                                          $           22,901    $         22,456    $         21,624
Interest expense                                                                     10,216               9,764               8,381
                                                                            ----------------      --------------      --------------
Net interest income                                                                  12,685              12,692              13,243
Provision for loan losses                                                              (173)                106                  61
                                                                            ----------------      --------------      --------------
Net interest income after provision for loan losses                                  12,858              12,586              13,182
Non-interest income                                                                     586                 592                 473
Non-interest income from gain on sale of available
  for sale securities                                                                     0                 937               7,634
Non-interest expense                                                                 11,111              11,419               9,495
                                                                            ----------------      --------------      --------------
Income before taxes                                                                   2,333               2,696              11,794
Provision for income taxes                                                              461                 250               3,710
                                                                            ----------------      --------------      --------------
Net income                                                               $            1,872    $          2,446    $          8,084
                                                                            ================      ==============      ==============

Per Share Data:
Net income per share - basic                                                          $0.03               $0.03               $0.11
Net income per share - diluted                                                        $0.03               $0.03               $0.11
Weighted average number of common shares
  outstanding - basic                                                                70,595              70,918              71,016
Weighted average number of common shares
  outstanding - diluted                                                              71,033              71,240              71,016

Per Share Data:
Cash dividends per share (1)                                                          $0.05               $0.05               $0.00
Dividend payout ratio (2)                                                             58.28%              44.61%               0.00%

(1)  Represents cash dividends paid per share to minority  stockholders  (21,821 shares).

(2) Represents cash dividends paid to minority stockholders divided by net income.


KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

                                                                                          For the Three Months Ended
                                                                            --------------------------------------------------------
                                                                               June 30,             March 31,           June 30,
                                                                                 2006                 2006                2005
                                                                                 ----                 ----                ----
Performance Ratios:
Return on average assets                                                              0.37%               0.48%               1.54%
Return on average equity                                                              1.50%               1.94%               6.44%
Net interest rate spread (1)                                                          2.12%               2.12%               2.25%
Net interest margin (2)                                                               2.75%               2.68%               2.72%
Average interest-earning assets to average
  interest-bearing liabilities                                                      128.28%             127.52%             127.66%
Efficiency ratio (net of gain on sale of securities)                                 83.72%              85.97%              69.23%
Non-interest expense to average assets                                                2.21%               2.22%               1.81%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.

(2)  Net interest income divided by average interest-earning assets.

                                                                                       At or for the Three Months Ended
                                                                            --------------------------------------------------------
                                                                               June 30,             March 31,           June 30,
                                                                                 2006                 2006                2005
                                                                                 ----                 ----                ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                                   0.13%               0.21%               0.34%
Non-performing assets to total assets                                                 0.05%               0.07%               0.10%
Net charge-offs to average loans outstanding                                          0.00%               0.00%               0.00%
Allowance for loan losses to total loans                                              0.77%               0.85%               0.96%
Allowance for loan losses to non-performing loans                                   518.65%             406.11%             281.79%

(1) Asset quality ratios are period end ratios unless otherwise noted.

                                                                                       At or for the Three Months Ended
                                                                            --------------------------------------------------------
                                                                               June 30,             March 31,           June 30,
                                                                                 2006                 2006                2005
                                                                                 ----                 ----                ----
Capital Ratios:
Average equity to average assets                                                     24.81%              24.49%              23.95%
Equity to assets at period end                                                       24.45%              24.73%              23.99%
Tangible equity to tangible assets at period end                                     21.19%              21.52%              20.66%



KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)


                                                                                          For the Three Months Ended
                                                                            --------------------------------------------------------
                                                                               June 30,             March 31,           June 30,
                                                                                 2006                 2006                2005
                                                                                 ----                 ----                ----
Average Balances:
Loans receivable, net                                                    $          676,587    $        649,434    $        537,397
Mortgage-backed securities held to maturity                                         704,859             713,637             763,223
Investment securities held to maturity and securities
  available for sale                                                                228,436             357,151             502,697
Other interest-earning assets                                                       238,487             171,484             141,119
                                                                            ----------------      --------------      --------------
        Total interest earning assets                                             1,848,369           1,891,706           1,944,436
Non-interest-earning assets                                                         165,331             163,621             151,714
                                                                            ----------------      --------------      --------------
        Total assets                                                     $        2,013,700    $      2,055,327    $      2,096,150
                                                                            ================      ==============      ==============

Deposits                                                                 $        1,379,775    $      1,407,379    $      1,456,742
FHLB advances                                                                        61,152              76,095              66,346
                                                                            ----------------      --------------      --------------
        Total interest-bearing liabilities                                        1,440,927           1,483,474           1,523,088
Non-interest-bearing liabilities                                                     73,207              68,532              71,130
Stockholders' equity                                                                499,566             503,321             501,932
                                                                            ----------------      --------------      --------------
        Total liabilities and stockholders' equity                       $        2,013,700    $      2,055,327    $      2,096,150
                                                                            ================      ==============      ==============

                                                                                          For the Three Months Ended
                                                                            --------------------------------------------------------
                                                                               June 30,             March 31,           June 30,
                                                                                 2006                 2006                2005
                                                                                 ----                 ----                ----
Spread and Margin Analysis:
Average yield on:
  Loans receivable, net                                                               5.65%               5.61%               5.71%
  Mortgage-backed securities held to maturity                                         4.67%               4.63%               4.54%
  Investment securities held to maturity and securities
    available for sale                                                                3.97%               3.62%               3.44%
  Other interest-earning assets                                                       4.76%               4.35%               2.75%
Average cost of:
  Deposits                                                                            2.72%               2.49%               2.06%
  FHLB advances                                                                       5.51%               5.28%               5.34%
Net interest rate spread                                                              2.12%               2.12%               2.25%
Net interest margin                                                                   2.75%               2.68%               2.72%
Average interest-earning assets to average
  interest-bearing liabilities                                                      128.28%             127.52%             127.66%


KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)


                                                                                For the Twelve Months Ended
                                                                            ------------------------------------
                                                                               June 30,             June 30,
                                                                                 2006                 2005
                                                                                 ----                 ----
Summary of Operations:
Interest income                                                          $           89,323    $         82,441
Interest expense                                                                     38,645              30,422
                                                                            ----------------      --------------
Net interest income                                                                  50,678              52,019
Provision for loan losses                                                                72                  68
                                                                            ----------------      --------------
Net interest income after provision for loan losses                                  50,606              51,951
Non-interest income                                                                   2,302               1,798
Non-interest income from gain on sale of available
  for sale securities                                                                 1,023               7,705
Non-interest expense                                                                 42,046              34,862
                                                                            ----------------      --------------
Income before taxes                                                                  11,885              26,592
Provision for income taxes                                                            2,277               7,694
                                                                            ----------------      --------------
Net income                                                               $            9,608    $         18,898
                                                                            ================      ==============

Per Share Data:
Net income per share - basic                                                          $0.14               $0.33
Net income per share - diluted                                                        $0.14               $0.33
Weighted average number of common shares
  outstanding - basic                                                                70,904              57,963
Weighted average number of common shares
  outstanding - diluted                                                              71,100              57,963

Per Share Data:
Cash dividends per share (1)                                                          $0.19               $0.00
Dividend payout ratio (2)                                                             43.15%               0.00%

(1)  Represents cash dividends paid per share to minority  stockholders  (21,821 shares).

(2) Represents cash dividends paid to minority stockholders divided by net income.




KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)


                                                                                For the Twelve Months Ended
                                                                            ------------------------------------
                                                                               June 30,             June 30,
                                                                                 2006                 2005
                                                                                 ----                 ----
Performance Ratios:
Return on average assets                                                              0.47%               0.94%
Return on average equity                                                              1.91%               5.40%
Net interest rate spread (1)                                                          2.10%               2.51%
Net interest margin (2)                                                               2.67%               2.79%
Average interest-earning assets to average
  interest-bearing liabilities                                                      127.80%             116.93%
Efficiency ratio (net of gain on sale of securities)                                 79.36%              64.78%
Non-interest expense to average assets                                                2.04%               1.73%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.

(2)  Net interest income divided by average interest-earning assets.

                                                                                For the Twelve Months Ended
                                                                            ------------------------------------
                                                                               June 30,             June 30,
                                                                                 2006                 2005
                                                                                 ----                 ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                                   0.13%               0.34%
Non-performing assets to total assets                                                 0.05%               0.10%
Net charge-offs to average loans outstanding                                          0.01%               0.00%
Allowance for loan losses to total loans                                              0.77%               0.96%
Allowance for loan losses to non-performing loans                                   518.65%             281.79%

(1) Asset quality ratios are period end ratios unless otherwise noted.

                                                                                For the Twelve Months Ended
                                                                            ------------------------------------
                                                                               June 30,             June 30,
                                                                                 2006                 2005
                                                                                 ----                 ----
Capital Ratios:
Average equity to average assets                                                     24.43%              17.36%
Equity to assets at period end                                                       24.45%              23.99%
Tangible equity to tangible assets at period end                                     21.19%              20.66%



KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)


                                                                                For the Twelve Months Ended
                                                                            ------------------------------------
                                                                               June 30,             June 30,
                                                                                 2006                 2005
                                                                                 ----                 ----
Average Balances:
Loans receivable, net                                                    $          628,245    $        517,746
Mortgage-backed securities held to maturity                                         728,960             740,417
Investment securities held to maturity and securities
  available for sale                                                                394,603             490,253
Other interest-earning assets                                                       147,949             114,916
                                                                            ----------------      --------------
        Total interest earning assets                                             1,899,757           1,863,332
Non-interest-earning assets                                                         161,423             151,055
                                                                            ----------------      --------------
        Total assets                                                     $        2,061,180    $      2,014,387
                                                                            ================      ==============

Deposits                                                                 $        1,421,225    $      1,512,541
FHLB advances                                                                        65,333              80,990
                                                                            ----------------      --------------
        Total interest-bearing liabilities                                        1,486,558           1,593,531
Non-interest-bearing liabilities                                                     71,089              71,119
Stockholders' equity                                                                503,533             349,737
                                                                            ----------------      --------------
        Total liabilities and stockholders' equity                       $        2,061,180    $      2,014,387
                                                                            ================      ==============

                                                                                For the Twelve Months Ended
                                                                            ------------------------------------
                                                                               June 30,             June 30,
                                                                                 2006                 2005
                                                                                 ----                 ----
Spread and Margin Analysis:
Average yield on:
  Loans receivable, net                                                               5.62%               5.66%
  Mortgage-backed securities held to maturity                                         4.59%               4.59%
  Investment securities held to maturity and securities
    available for sale                                                                3.60%               3.37%
  Other interest-earning assets                                                       4.28%               2.30%
Average cost of:
  Deposits                                                                            2.47%               1.75%
  FHLB advances                                                                       5.47%               4.80%
Net interest rate spread                                                              2.10%               2.51%
Net interest margin                                                                   2.67%               2.79%
Average interest-earning assets to average
  interest-bearing liabilities                                                      127.80%             116.93%


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